REGISTRATION  NO.  33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                SENTICORE,  INC.
                                ----------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                      11-3504866
-------------------------------                           ----------
(STATE  OR  OTHER  JURISDICTION                        (IRS  EMPLOYER
      OF  INCORPORATION)                             IDENTIFICATION  NO.)


2410  HOLLYWOOD  BLVD.,  HOLLYWOOD,  FLORIDA                          33020
--------------------------------------------                          -----
(ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)                       (ZIP  CODE)


                           STOCK ISSUANCE PURSUANT TO
              SECOND AMENDED 2004 NON-QUALIFIED STOCK OPTION PLAN
              ---------------------------------------------------
                            (FULL TITLE OF THE PLAN)


                                           COPY  TO:
CARL A. GESSNER                            LAW OFFICES OF HAROLD H. MARTIN, P.A.
SENTICORE,  INC.                           17111  KENTON  DRIVE
2410  HOLLYWOOD  BLVD.                     SUITE  204B
HOLLYWOOD,  FLORIDA  33020                 CORNELIUS,  NORTH  CAROLINA  28031
(954)  927-0866                            (704)  894-9760
                          NAME, ADDRESS AND TELEPHONE
                          (NUMBER OF AGENT FOR SERVICE)



     APPROXIMATE DATE OF PROPOSED SALES PURSUANT TO THE PLAN: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.



                               CALCULATION OF REGISTRATION FEE


TITLE OF                           PROPOSED       PROPOSED
SECURITIES           AMOUNT        MAXIMUM        MAXIMUM       AMOUNT OF
TO BE                TO BE         OFFERING       AGGREGATE     REGISTRATION
REGISTERED         REGISTERED      PRICE PER      OFFERING      FEE
                                   SHARE (1)      PRICE
----------      ----------------   ---------      ---------     ------------

COMMON STOCK,          5,000,000     $ .09        $ 450,000        $57.02
$.001 PAR VALUE



(1) CALCULATED IN ACCORDANCE WITH RULE 457(C) SOLELY FOR THE PURPOSE OF DETERMINING THE REGISTRATION FEE. THE OFFERING PRICE IS BASED ON THE AVERAGE BID AND ASKED PRICE AS REPORTED ON THE NASDAQ ELECTRONIC BULLETIN BOARD AS OF OCTOBER 11, 2004.

                           INCORPORATION BY REFERENCE
                                       OF
           EARLIER REGISTRATION STATEMENT AND AMENDMENT NO. 1 THERETO

     Senticore, Inc. (the "Registrant") previously registered 5,000,000 shares of common stock, par value $.001 per share, for issuance under its 2004 Non-Qualified Stock Option Plan (the "Plan"). The registration of such shares was effected on a form S-8 Registration Statement filed with the Securities and Exchange Commission on February 4, 2004, bearing the file number 333-112478 (the "Initial Registration Statement"). The Registrant amended the Plan on March 8, 2004 to provide for the issuance thereunder of an additional 7,500,000 shares of Common Stock (the "Amended Plan"). The registration of such shares was effected on Amendment No. 1 to a Form S-8 Registration Statement filed with the
Securities and Exchange Commission on March 10, 2004, bearing file number 333-113474 ("Amendment No. 1 to the Registration Statement"). The Registrant has again amended the plan to provide for the issuance thereunder of an Additional 5,000,000 shares of Common Stock (the "Second Amended Plan"). This Registration Statement is being filed to register the additional 5,000,000 shares of Common Stock of the same class as those for which the Initial Registration Statement is effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Initial Registration Statement and Amendment No. 1 to the Registration Statement are hereby incorporated herein by reference.

                                    PART  II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  8.     EXHIBITS

4.1          Second  Amended  2004  Non-Qualified  Stock  Option  Plan
5.1          Opinion And  Consent  Of  The Law Offices Of Harold H. Martin, P.A.
             RE:  The  legality  of  the  shares  being  registered
23.1         Consent  Of  Law  Offices Of Harold H. Martin, P.A.
            (INCLUDED IN EXHIBIT 5.1)
23.2         Consent  Of  Stark  Winter  Schenkein  &  Co.,  LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant Certifies that it has reasonable grounds to believe that it meets all of the Requirements for filing on Form S-8 and has duly caused this registration
Statement to be signed on its behalf by the undersigned, thereunto duly Authorized, in the City of Hollywood, State of Florida, on September 30, 2004.

                                       SENTICORE,  INC.


                                  BY:  /S/  JYGNESH  PATEL
                                       -------------------
                                       JYGNESH  PATEL, CHIEF  EXECUTIVE  OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


     SIGNATURES                      TITLE                         DATE
     ----------                      -----                         ----


/S/  JYGNESH  PATEL     CHIEF  EXECUTIVE  OFFICER  AND        SEPTEMBER 30, 2004
-------------------     DIRECTOR
JYGNESH  PATEL


/S/  CARL  A. GESSNER   DIRECTOR                              SEPTEMBER 30, 2004
---------------------
CARL  A.  GESSNER


/S/  ROHIT  PATEL       DIRECTOR                              SEPTEMBER 30, 2004
-----------------
ROHIT  PATEL